CEDAR FAIR, L.P.

                             and

                     KNOTT'S BERRY FARM
                        as Co-Issuers





                      NOTE PURCHASE AND
                   PRIVATE SHELF AGREEMENT



    $50,000,000 6.68% Series B Notes due August 24, 2011
             $25,000,000 Private Shelf Facility




                Dated as of January 28, 1998

                       TABLE OF CONTENTS

                    (Not Part of Agreement)

                                                       Page

1.   AUTHORIZATION OF ISSUE OF NOTES                   1
     1A.  Authorization of Issue of Series B Notes     1
     1B.  Authorization of Issue of Shelf Notes        1

2.   PURCHASE AND SALE OF NOTES                        2
     2A.       Purchase and Sale of Series B Notes     2
     2B(1).    Facility                                2
     2B(2).    Issuance Period                         3
     2B(3).    Request for Purchase                    3
     2B(4).    Rate Quotes                             3
     2B(5).    Acceptance                              3
     2B(6).    Market Disruption                       4
     2B(7).    Closing                                 4
     2B(8).    Fees                                    5
     2B(8)(i). Facility Fee                            5
                                                  2B(8)(ii).
Delayed Delivery Fee                                   5
                                                 2B(8)(iii).
Cancellation Fee                                       5
                                                  2B(8)(iv).
Structuring Fee                                        6

3.   CONDITIONS OF CLOSING                             6
     3A.       Opinion of Company's Counsel            6
     3B.       Opinion of Purchaser's Special Counsel  6
     3C.       Representations and Warranties;
                 No Default                            6
     3D.       Fees                                    7
     3E.       Purchase Permitted By Applicable Laws   7
     3F.       Proceedings                             7
     3G.       Intercreditor Agreement                 7

4.   PREPAYMENTS                                       7
     4A(1).    Required Prepayments of Series B Notes  7
     4A(2).    Required Prepayments of Shelf Notes     7
     4B(1).    Optional  Prepayment with Yield-
                Maintenance Amount                     7
     4B(2).    Prepayment with Yield-Maintenance Amount
               Pursuant to Intercreditor Agreement     8
     4C.       Notice of Optional Prepayment           8
     4D.       Application of Prepayments              8
     4E.       Retirement of Notes                     8

5.  AFFIRMATIVE COVENANTS                              9
     5A.       Financial Statements                    9
     5B.       Inspection of Property                  10
     5C.       Covenant to Secure Note Equally         10
     5D.       Information Required by Rule 144A       11
     5E.       Compliance With Environmental Laws      11
     5F.       Maintenance of Insurance                11
     5G.       Minimum Assets                          11
     5H.       Most Favored Covenant Status, etc.      11
     5I.       Senior Debt                             12

6.   NEGATIVE COVENANTS                                12
     6A.       Lien, Debt and Other Restrictions       12
     6A(1).    Liens                                   12
     6A(2).    Debt                                    13
     6A(3).    Loans, Advances, Investments and
                Contingent Liabilities                 13
     6A(4).    Sale of Stock and Debt of Subsidiaries  14
     6A(5).    Merger and Sale of Assets               15
     6A(6).    Transactions with Related Persons       15
     6B.       Issuance of Stock by Subsidiaries       16
     6C.       Bank Defined Indebtedness/Consolidated
                EBITDA Ratio                           16
     6D.       Interest Coverage Ratio                 16

7.   EVENTS OF DEFAULT                                 16
     7A.       Acceleration                            16
     7B.       Notice of Acceleration                  19
     7C.       Other Remedies                          19

8.   REPRESENTATIONS, COVENANTS AND WARRANTIES         19
     8A(1).    Company Organization and Qualification  19
     8A(2).    Knott's  Berry Farm  Organization  and
                Qualification                          19
     8B.       Financial Statements                    20
     8C.       Actions Pending                         20
     8D.       Outstanding Debt                        21
     8E.       Title to Properties                     21
     8F.       Taxes                                   21
     8G.       Conflicting  Agreements and  Other
                Matters                                21
     8H.       Offering of Notes                       22
     8I.       Regulation G, etc.                      22
     8J.       ERISA                                   22
     8K.       Governmental Consent                    22
     8L.       Environmental Compliance                23
     8M.       Investment Company Status               23
     8N.       Disclosure                              23
     8O.       Hostile Tender Offers                   23

9.   REPRESENTATIONS OF THE PURCHASERS                 23
     9A.       Nature of Purchase                      23
     9B.       Source of Funds                         24

10.  DEFINITIONS                                       24
     10A.      Yield-Maintenance Terms                 24
     10B.      Other Terms                             25
     10C.      Accounting Principles, Terms and
                Determinations                         33

11.  MISCELLANEOUS                                     33
     11A.      Note Payments                           33
     11B.      Expenses                                33
     11C.      Consent to Amendments                   34
     11D.      Form, Registration, Transfer and
                Exchange of Notes; Lost Notes          34
     11E.      Persons Deemed Owners; Participations   35
     11F.      Survival of Representations and
                Warranties Entire Agreement            35
     11G.      Successors and Assigns                  35
     11H.      Notices                                 36
     11I.      Descriptive Headings                    36
     11J.      Satisfaction Requirement                36
     11K.      Payments Due on Non-Business Days       36
     11L.      Limited Liability of Partners           36
     11M.      Independence of Covenants               37
     11N.      Severability                            37
     11O.      Governing Law, Jurisdiction; Consent to
                Service of Process                     37
     11P.      Counterparts                            37
     11Q.      Binding Agreement                       38

12.  JOINT AND SEVERAL OBLIGATIONS                     38
     12.1      Nature of Obligations                   38
     12.2      Failure of any Co-Issuer to Perform     38
     12.3      Additional Undertaking                  38
     12.4      Joint and Several Obligations
                Unconditional, etc.                    38
     12.5      Co-Issuer's Obligations to Remain in
               Effect; Restoration                     39
     12.6      Waiver of Acceptance, etc.              39
     12.7      Subrogation                             40
     12.8      Effect of Stay                          41

                        CEDAR FAIR, L.P.
                       One Causeway Drive
                         P.O. Box 5006
                      Sandusky, Ohio 44871


                                           As of January 28, 1998


The Prudential Insurance Company
 of America ("Prudential")
Each Prudential Affiliate (as hereinafter
  defined) which becomes bound by certain
  provisions of this Agreement as hereinafter
  provided (together with Prudential, the
  "Purchasers")
c/o Prudential Capital Group
Two Prudential Plaza
Suite 5600
Chicago, Illinois  60601


Ladies and Gentlemen:

               The undersigned, Cedar Fair, L.P., a Delaware limited partnership (herein called the "Company") and Knott's Berry Farm, a California general partnership ("Knott's Berry Farm"; the Company and Knott's Berry Farm are sometimes hereinafter collectively referred to as the "Co-Issuers" and individually referred to as a "Co-Issuer"), hereby jointly and severally agree with you as set forth below. Reference is made to paragraph 10 hereof for definitions of capitalized terms used herein and not otherwise defined herein.

     1.        AUTHORIZATION OF ISSUE OF NOTES.

      1A.        Authorization of Issue of Series  B  Notes.
The Co-Issuers shall authorize the issue of the senior promissory notes of the Co-Issuers (the "Series B Notes") in the aggregate principal amount of $50,000,000, to be dated the date of issue thereof, to mature August 24, 2011, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall have become due and payable at the rate of 6.68% per annum and on overdue principal, Yield-Maintenance Amount and interest at the rate specified therein, to be a joint and several obligation of the Co-Issuers, and to be substantially in the form of Exhibit A-1 attached hereto. The terms "Series B Note" and "Series B Notes" as used herein shall include each Series B Note delivered pursuant to any provision of this Agreement and each Series B Note delivered in substitution or exchange for any such Series B Note pursuant to any such provision.

      1B.       Authorization of Issue of Shelf Notes.   The
Co-Issuers shall authorize the issue of additional senior promissory notes of the Co-Issuers (the "Shelf Notes") in the aggregate principal amount of $25,000,000, to be a joint and several obligation of the Co-Issuers, to be dated the date of issue thereof, to mature, in the case of each Shelf Note so issued, no more than 15 years after the date of original issuance thereof, to have an average life, in the case of each Shelf Note so issued, of no more than 12 years after the date of original issuance thereof, to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms, as shall be set forth, in the case of each Shelf Note so issued, in the Confirmation of Acceptance with respect to such Shelf Note delivered pursuant to paragraph 2B(5), and to be substantially in the form of Exhibit A-2 attached hereto. The terms "Shelf Note" and "Shelf Notes" as used herein shall include each Shelf Note delivered pursuant to any provision of this Agreement and each Shelf Note delivered in substitution or exchange for any such Shelf Note pursuant to any such provision. The terms "Note" and "Notes" as used herein shall include each Series B Note and each Shelf Note delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. Notes which have (i) the same final maturity, (ii) the same principal prepayment dates, (iii) the same principal prepayment amounts (as a percentage of the original principal amount of each Note), (iv) the same interest rate,
(v) the same interest payment periods and (vi) the same date of issuance (which, in the case of a Note issued in exchange for another Note, shall be deemed for these purposes the date on which such Note's ultimate predecessor Note was issued), are herein called a "Series" of Notes.

     2.        PURCHASE AND SALE OF NOTES.

     2A.       Purchase and Sale of Series B Notes.  The Co-
Issuers hereby jointly and severally agree to sell to Prudential and, subject to the terms and conditions herein set forth, Prudential agrees to purchase from the Co-Issuers $50,000,000 aggregate principal amount of Series B Notes at 100% of such aggregate principal amount. On January 28,
1998 (herein called the "Series B Closing Day"), the Co-Issuers will deliver to Prudential at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, one or more Series B Notes registered in its name, evidencing the aggregate principal amount of Series B Notes to be purchased by Prudential and in the denomination or denominations specified with respect to Prudential in the Purchaser Schedule attached hereto, against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company's account #10015-15467 at Keybank N.A., 127 Public Square, Cleveland, Ohio 44114, ABA Routing Number 041 001 039.

      2B(1).          Facility.  Prudential  is  willing  to
consider, in its sole discretion and within limits which may be authorized for purchase by Prudential and Prudential Affiliates from time to time, the purchase of additional Notes pursuant to this Agreement. In the event Prudential and the Company agree such additional Notes may be issued by the Company as the sole obligor thereunder. The willingness of Prudential to consider such purchase of additional Notes is herein called the "Facility". At any time, the aggregate principal amount of Notes stated in paragraph 1, minus the aggregate principal amount of Notes purchased and sold pursuant to this Agreement prior to such time, minus the aggregate principal amount of Accepted Notes (as hereinafter defined) which have not yet been purchased and sold hereunder prior to such time is herein called the "Available Facility Amount" at such time. NOTWITHSTANDING THE WILLINGNESS OF PRUDENTIAL TO CONSIDER PURCHASES OF NOTES, THIS AGREEMENT IS ENTERED INTO ON THE EXPRESS UNDERSTANDING THAT NEITHER PRUDENTIAL NOR ANY PRUDENTIAL AFFILIATE SHALL BE OBLIGATED TO MAKE OR ACCEPT OFFERS TO PURCHASE NOTES, OR TO QUOTE RATES, SPREADS OR OTHER TERMS WITH RESPECT TO SPECIFIC PURCHASES OF NOTES, AND THE FACILITY SHALL IN NO WAY BE
CONSTRUED  AS  A COMMITMENT BY PRUDENTIAL OR ANY  PRUDENTIAL
AFFILIATE.

      2B(2).          Issuance Period.  Notes may be  issued
and sold pursuant to this Agreement until the earlier of (i) the third anniversary of the date of this Agreement and (ii) the thirtieth day after Prudential shall have given to the Co-Issuers, or the Co-Issuers shall have given to Prudential, a notice stating that it elects to terminate the Facility (or if such thirtieth day is not a Business Day, the Business Day next preceding such thirtieth day). The period during which Notes may be issued and sold pursuant to this Agreement is herein called the "Issuance Period".

      2B(3).          Request for Purchase.  The  Co-Issuers
(or, if Prudential so agrees, the Company) may from time to time during the Issuance Period make requests for purchases of additional Notes (each such request being herein called a "Request for Purchase"). Each Request for Purchase shall be made to Prudential by telecopier and confirmed by nationwide overnight delivery service, and shall (i) specify the aggregate principal amount of Notes covered thereby, which shall not be less than $10,000,000 and not be greater than the Available Facility Amount at the time such Request for Purchase is made, (ii) specify the principal amounts, final maturities and principal payment dates and amounts,
(iii) specify the use of proceeds of such Notes, (iv) specify the proposed day for the closing of the purchase and sale of such Notes, which shall be a Business Day during the Issuance Period not less than 5 Business Days and not more than 25 Business Days after the Acceptance Day (if any) with respect to such Request for Purchase, (v) specify the number of the account and the name and address of the depository institution to which the purchase prices of such Notes are to be transferred on the Closing Day for such purchase and sale, (vi) certify that the representations and warranties contained in paragraph 8 are true on and as of the date of such Request for Purchase except to the extent of changes caused by the transactions herein contemplated and that there exists on the date of such Request for Purchase no Event of Default or Default and (vii) be substantially in the form of Exhibit B attached hereto. Each Request for Purchase shall be in writing and shall be deemed made when received by Prudential.

      2B(4).          Rate  Quotes.  Not  later  than  three
Business Days after the Co-Issuers (or, if Prudential so agrees, the Company) shall have given Prudential a Request for Purchase pursuant to paragraph 2B(3), Prudential may provide (by telephone promptly thereafter confirmed by telecopier, in each case no earlier than 9:30 A.M. and no later than 1:30 P.M. New York City local time) interest rate quotes for the several principal amounts, maturities, prepayment schedules and interest payment periods of Notes specified in such Request for Purchase. Each quote pursuant to this paragraph 2B(4) shall represent the fixed interest rate per annum payable on the outstanding principal balance of such Notes until such balance shall have become due and payable, at which Prudential or a Prudential Affiliate would be willing to purchase such Notes at 100% of the principal amount thereof.

      2B(5).          Acceptance.  Within 30  minutes  after
Prudential shall have provided any interest rate quotes pursuant to paragraph 2B(4) or such shorter period as Prudential may specify to the Issuer (such period herein called the "Acceptance Window"), the Issuer may, subject to paragraph 2B(6), elect to accept such interest rate quotes. Such election shall be made by an Authorized Officer of the Issuer notifying Prudential by telephone or telecopier within the Acceptance Window (but not earlier than 9:30 A.M. or later than 2:00 P.M., New York City local time) that the Issuer elects to accept such interest rate quotes, specifying the Note (each such Note being herein called an "Accepted Note") as to which such acceptance (herein called an "Acceptance") relates. The day the Issuer notifies Prudential of an Acceptance with respect to any Accepted Notes is herein called the "Acceptance Day" for such Accepted Notes. Any interest rate quotes as to which Prudential does not receive an Acceptance within the Acceptance Window shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. Subject to paragraph 2B(6) and the other terms and conditions hereof, the Issuer agrees to sell to Prudential or a Prudential Affiliate, and Prudential agrees to purchase, or to cause the purchase by a Prudential Affiliate of, the Accepted Notes. As soon as practicable following the Acceptance Day, the Issuer, Prudential and each Prudential Affiliate which is to purchase any such
Accepted Notes will execute a confirmation of such Acceptance substantially in the form of Exhibit C attached hereto (herein called a "Confirmation of Acceptance").

      2B(6).         Market Disruption.  Notwithstanding the
provisions of paragraph 2B(5), if Prudential shall have provided interest rate quotes pursuant to paragraph 2B(5) and thereafter, prior to the time an Acceptance with respect to such quotes shall have been notified to Prudential in accordance with paragraph 2B(5), there shall occur a general suspension, material limitation, or significant disruption of trading in securities generally on the New York Stock Exchange or in the market for U.S. Treasury securities or derivatives, then such interest rate quotes shall expire, and no purchase or sale of Notes hereunder shall be made based on such expired interest rate quotes. If the Issuer thereafter notifies Prudential of the Acceptance of any such interest rate quotes, such Acceptance shall be ineffective for all purposes of this Agreement, and Prudential shall promptly notify the Issuer that the provisions of this
paragraph  2B(6)  are  applicable  with  respect   to   such
Acceptance.

     2B(7).         Closing.  Not later than 11:30 A.M. (New
York City local time) on the Closing Day for any Accepted Notes, the Issuer will deliver to Prudential or the Prudential Affiliate listed in the Confirmation of Acceptance relating thereto at the offices of Prudential Capital Group, Two Prudential Plaza, Suite 5600, Chicago, Illinois 60601, the Notes to be purchased by such Purchaser in the form of a single Accepted Note for the Accepted Notes which have exactly the same terms (or such greater number of Notes in authorized denominations as such Purchaser may request) dated the Closing Day and registered in such Purchaser's name, against payment of the purchase price thereof by transfer of immediately available funds for credit to the account specified by the Issuer in the Request for Purchase of such Notes. If the Issuer fails to tender to any Purchaser the Accepted Notes to be purchased by such Purchaser on the scheduled Closing Day for such Accepted Notes as provided above in this paragraph 2B(7), or any of the conditions specified in paragraph 3 shall not have been fulfilled by the time required on such scheduled Closing Day, the Issuer shall, prior to 1:00 P.M., New York City local time, on such scheduled Closing Day notify such Purchaser in writing whether (x) such closing is to be rescheduled (such rescheduled date to be a Business Day during the Issuance Period not less than one Business Day and not more than 10 Business Days after such scheduled Closing Day (the "Rescheduled Closing Day") and certify to such Purchaser that the Issuer reasonably believes that it will be able to comply with the conditions set forth in paragraph 3 on such Rescheduled Closing Day and that the Issuer will pay the Delayed Delivery Fee in accordance with paragraph 2B(8)(ii) or (y) such closing is to be canceled as provided in paragraph 2B(8)(iii). In the event that the Issuer shall fail to give such notice referred to in the preceding sentence, Prudential (on behalf of each Purchaser) may at its election, at any time after 1:00 P.M., New York City local time, on such scheduled Closing Day, notify the Company in writing that such closing is to be canceled as provided in paragraph 2B(8)(iii).

     2B(8).         Fees.

      2B(8)(i).  Facility  Fee.   The  Issuer  will  pay  to
Prudential in immediately available funds a fee (herein called the "Facility Fee") on each Closing Day (other than the closing of the purchase and sale of the Series B Notes) in an aggregate amount equal to 0.15% of the aggregate principal amount of Notes sold on such Closing Day.

     2B(8)(ii). Delayed Delivery Fee. If the closing of the purchase and sale of any Accepted Note is delayed for any reason beyond the original Closing Day for such Accepted Note (other than the failure of a Purchaser to fund the purchase of an Accepted Note after all conditions to closing specified in paragraph 3 have been timely satisfied), the Issuer will pay to Prudential (for the benefit of the Purchasers) on the last Business Day of each calendar month, commencing with the first such day to occur more than 30 days after the Acceptance Day for such Accepted Note and ending with the last such day to occur prior to the Cancellation Date or the actual closing date of such purchase and sale, and on the Cancellation Date or actual closing date of such purchase and sale, a fee (herein called the "Delayed Delivery Fee") calculated as follows:

                   (BEY - MMY) X DTS/360 X PA

where "BEY" means Bond Equivalent Yield, i.e., the bond equivalent yield per annum of such Accepted Note; "MMY"
means Money Market Yield, i.e., the yield per annum on a commercial paper investment of the highest quality selected by Prudential on the date Prudential receives notice of the delay in the closing for such Accepted Notes having a maturity date or dates the same as, or closest to, the Rescheduled Closing Day or Rescheduled Closing Days (a new alternative investment being selected by Prudential each time such closing is delayed); "DTS" means Days to Settlement, i.e., the number of actual days elapsed from and including the originally scheduled Closing Day with respect to such Accepted Note (in the case of the first such payment with respect to such Accepted Note) or from and including the date of the next preceding payment (in the case of any subsequent delayed delivery fee payment with respect to such Accepted Note) to but excluding the date of such payment; and "PA" means Principal Amount, i.e., the principal amount of the Accepted Note for which such calculation is being made. In no case shall the Delayed Delivery Fee be less than zero. Nothing contained herein shall obligate any Purchaser to purchase any Accepted Note on any day other than the Closing Day for such Accepted Note, as the same may be rescheduled from time to time in compliance with paragraph 2B(7).

      2B(8)(iii). Cancellation Fee. If the Issuer at any time notifies Prudential in writing that the Issuer is canceling the closing of the purchase and sale of any Accepted Note, or if Prudential notifies the Issuer in writing under the circumstances set forth in the last sentence of paragraph 2B(7) that the closing of the purchase and sale of any Accepted Note is to be canceled, or if the closing of the purchase and sale of any Accepted Note is not consummated on or prior to the last day of the Issuance Period (the date of any such notification, or the last day of the Issuance Period, as the case may be, being herein called the "Cancellation Date"), the Issuer will pay to
Prudential (for the benefit of the Purchasers) in immediately available funds an amount (the "Cancellation Fee") calculated as follows:

                            PI X PA

where "PI" means Price Increase, i.e., the quotient (expressed in decimals) obtained by dividing (a) the excess of the ask price (as determined by Prudential) of the Hedge Treasury Note(s) on the Cancellation Date over the bid price (as determined by Prudential) of the Hedge Treasury Note(s) on the Acceptance Day for such Accepted Note by (b) such bid price; and "PA" has the meaning ascribed to it in paragraph 2B(8)(ii). The foregoing bid and ask prices shall be as reported by Dow Jones Markets, Inc. services (Telerate) (or, if such data for any reason ceases to be available through Dow Jones Markets, Inc. services (Telerate), any publicly available source of similar market data). Each price shall be based on a U.S. Treasury security having a par value of $100.00 and shall be rounded to the second decimal place. In no case shall the Cancellation Fee be less than zero.

      2B(8)(iv). Structuring Fee. On the date of the execution and delivery of this Agreement by the Co-Issuers and Prudential, the Co-Issuers will pay to Prudential in immediately available funds a non-refundable fee (herein called the "Structuring Fee") in the amount of $40,000.

     3.        CONDITIONS OF CLOSING.  The obligation of any
Purchaser to purchase any Accepted Notes is subject to the satisfaction, on or before the applicable Closing Day for such Accepted Notes, of the following conditions:

      3A.        Opinion  of  Company's  Counsel.   On  each
Closing Day, such Purchaser shall have received from Squire, Sanders & Dempsey, special counsel to the Issuer, or other counsel designated by the Company and acceptable to such Purchaser, a favorable opinion satisfactory to the Purchaser and substantially in the form of Exhibit D attached hereto and as to such other matters as such Purchaser may reasonably request. The Issuer hereby directs such counsel to deliver such opinion, and agrees that the issuance and sale of any Notes will constitute a reconfirmation of such direction.

     3B.       Opinion of Purchaser's Special Counsel.  Such
Purchaser shall have received from Wiley S. Adams, Assistant General Counsel of Prudential, or such other counsel who is acting as counsel for it in connection with this transac tion, a favorable opinion satisfactory to such Purchaser as to such matters incident to the matters herein contemplated as it may reasonably request.

      3C.        Representations and Warranties; No Default.
The representations and warranties contained in paragraph 8 shall be true on and as of the applicable Closing Day, except to the extent of changes caused by the transactions herein contemplated; there shall exist on the applicable Closing Day no Default or Event of Default (assuming, if no
Note is outstanding on such Closing Day, that paragraph 6 hereof is then in effect); and the Issuer shall have delivered to each Purchaser an Officer's Certificate, dated the applicable Closing Day, to both such effects.

      3D.        Fees.  On or before each Closing  Day,  the
Issuer shall have paid to Prudential the fee, if any, required by paragraphs 2B(8)(i), 2B(8)(ii) and 2B(8)(iv).

      3E.       Purchase Permitted By Applicable Laws.   The
purchase of and payment for the Notes to be purchased on the applicable Closing Day on the terms and conditions herein provided (including the use of the proceeds of such Notes by the Issuer) shall not violate any applicable law or
governmental  regulation  (including,  without   limitation,
section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and such Purchaser shall have received such certificates or other evidence as such Purchaser may reasonably request to establish compliance with this condition.

       3F.         Proceedings.   All  corporate  and  other
proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in substance and form to each Purchaser, and each Purchaser shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

      3G.        Intercreditor Agreement.  On or before  the
Series B Notes Closing Day, Prudential and the lenders parties to the Credit Agreement shall have entered into an Intercreditor Agreement in the form of Exhibit E hereto (the "Intercreditor Agreement") and such agreement shall be in full force and effect.

      4. PREPAYMENTS. The Series B Notes and any Shelf Notes shall be subject to required prepayment as and to the extent provided in paragraphs 4A and 4B, respectively. The Series B Notes and any Shelf Notes shall also be subject to prepayment under the circumstances set forth in paragraph 4C. Any prepayment made by the Issuer pursuant to any other provision of this paragraph 4 shall not reduce or otherwise affect its obligation to make any required prepayment as specified in paragraph 4A or 4B.

      4A(1).         Required Prepayments of Series B Notes.
Until  the  Series B Notes shall be paid in  full,  the  Co-
Issuers jointly and severally agree to apply to the prepayment of the Series B Notes, without Yield-Maintenance Amount, the sum of $10,000,000 on August 24 of each year commencing on August 24, 2007 and continuing through and including August 24, 2010 and such principal amounts of the Series B Notes, together with interest thereon to the payment dates, shall become due on such payment dates. The remaining unpaid principal amount of the Series B Notes together with any accrued and unpaid interest, shall become due on the maturity date of the Series B Notes on August 24, 2011.

      4A(2).          Required Prepayments of  Shelf  Notes.
Each Series of Shelf Notes shall be subject to required prepayments, if any, set forth in the Notes of such Series.

                                                      4B(1).
Optional Prepayment with Yield-Maintenance Amount. The Notes of each Series shall be subject to optional prepayment, in whole or in part, in increments of $100,000, and in a minimum amount of $1,000,000, at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each such Note. Any partial prepayment of a Series of Notes pursuant to this paragraph 4B shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

     4B(2).         Prepayment with Yield-Maintenance Amount
Pursuant to Intercreditor Agreement. If amounts are to be applied to the principal of the Notes pursuant to the terms of the Intercreditor Agreement, interest owing thereon to the prepayment date and the Yield-Maintenance Amount, if any, with respect to each Note shall be due and payable on such date. Any partial prepayment on the Notes pursuant to this paragraph 4B(2) shall be applied in satisfaction of required payments of principal in inverse order of their scheduled due dates.

      4C.        Notice of Optional Prepayment.  The  Issuer
shall give notice to the holder of each Note of a Series irrevocable written notice of any optional prepayment to be made pursuant to paragraph 4B(1) with respect to such Series not less than 10 Business Days prior to the prepayment date, specifying (i) such prepayment date, (ii) the aggregate principal amount of the Notes of such Series to be prepaid on such date, (iii) the principal amount of the Notes of such holder to be prepaid on that date, and (iv) stating that such optional prepayment is to be made pursuant to paragraph 4B(1). Notice of optional prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the prepayment date and together with the Yield-Maintenance Amount, if any, herein provided, shall become due and payable on such prepayment date. The Issuer shall, on or before the day on which it gives written notice of any prepayment pursuant to paragraph 4B(1), give telephonic notice of the principal amount of the Notes to be prepaid and the prepayment date to each Significant Holder which shall have designated a recipient for such notices in the purchaser schedule attached to the applicable Confirmation of Acceptance or by notice in writing to the Issuer.

      4D.       Application of Prepayments.  In the case  of
each prepayment pursuant to paragraphs 4A or 4B of less than the entire unpaid principal amount of all outstanding Notes of any Series, the amount to be prepaid shall be applied pro rata to all outstanding Notes of such Series (including, for the purpose of this paragraph 4D only, all Notes of such Series prepaid or otherwise retired or purchased or otherwise acquired by the Issuer or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraphs 4A or 4B) according to the respective unpaid principal amounts thereof.

      4E.        Retirement of Notes.  The Issuer shall not,
and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraphs 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, any Notes of any Series unless the Issuer or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of the Notes of such Series held by each holder of Notes of such Series at the time outstanding upon the same terms and conditions. Any Notes prepaid or otherwise retired or purchased or otherwise acquired by the Issuer or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

     5.        AFFIRMATIVE COVENANTS.

      5A.       Financial Statements.  The Company covenants
that   it  will  deliver  to  each  Significant  Holder   in
triplicate:

                (i)  as soon as practicable and in  any
          event  within  60 days after the end of  each
          quarterly   period  (other  than   the   last
          quarterly   period)  in  each  fiscal   year,
          consolidated statements of income,  partners'
          equity  or shareholders' equity (as the  case
          may be) and cash flows of the Company and its
          Subsidiaries  for  (a) such quarterly  period
          and (b) the period of four consecutive fiscal
          quarters  ended  on  the  last  day  of  such
          quarterly period, and a consolidated  balance
          sheet of the Company and its Subsidiaries  as
          at  the end of such quarterly period, setting
          forth  in  each  case  in  comparative   form
          figures for the corresponding period  in  the
          preceding  fiscal  year  or  years,  all   in
          reasonable   detail  and  certified   by   an
          authorized financial officer of the Company, subject to changes resulting from year-end adjustments; provided, however, that delivery pursuant to clause (iii) below of copies of the Quarterly Report on Form 10-Q of the Company for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i);

                (ii) as soon as practicable and in  any
          event within  120 days after the end of  each
          fiscal   year,  consolidated  statements   of
          income,  partners' equity and cash  flows  of
          the  Company  and its Subsidiaries  for  such
          year, and a consolidated balance sheet of the
          Company and its Subsidiaries as at the end of
          such  year,  setting forth in  each  case  in
          comparative  form corresponding  consolidated
          figures from the preceding annual audit,  all
          in reasonable detail and satisfactory in form
          to the Required Holder(s), and reported on by
          independent public accountants of  recognized
          national  standing selected  by  the  Company
          whose  report shall be without limitation  as
          to  scope  of  the audit and satisfactory  in
          substance    to   the   Required   Holder(s);
          provided, however, that delivery pursuant  to
          clause  (iii) below of copies of  the  Annual
          Report  on Form 10-K of the Company for  such
          fiscal  year  filed with the  Securities  and
          Exchange   Commission  shall  be  deemed   to
          satisfy the requirements of this clause (ii);

                (iii)      promptly  upon  transmission
          thereof,   copies  of  all   such   financial
          statements,  proxy  statements,  notices  and
          reports  as  the Company shall  send  to  its
          Limited Partners generally and copies of  all
          registration  statements (without  exhibits),
          other than registration statements on Form S-
          8  or  any  successor form, and  all  reports
          which  it  files  with  the  Securities   and
          Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission); and

                (iv)  with reasonable promptness,  such
          other   financial  data  (including,  without
          limitation,      consolidating      financial
          statements and a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary) as such Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Significant Holder an Officer's Certificate (a) setting forth (except to the extent specifically set forth in such financial statements) the aggregate amounts of interest accrued on Funded Debt and Current Debt of the Company and Subsidiaries during the fiscal period covered by such financial statements, and the aggregate amounts of depreciation on physical property charged on the books of the Company and Subsidiaries (if any) during such fiscal period, (b) demonstrating (with computations in reasonable detail) compliance by the Company and its Subsidiaries with paragraph 6A(2), 6C and 6D (including, without limitation, identification of the most recent forty-five consecutive day period at all times during which Consolidated Debt did not exceed 60% of Gross Worth) and, to the extent Debt secured by Liens described in clauses (v) and (vi) of paragraph 6A(1) exceeds $5,000,000, demonstrating compliance with clauses (v) and (vi) of paragraph 6A(1), in each case during and at the end of such fiscal period and (c) stating that there exists no Event of Default or Default or, if any Event of Default or Default exists, specifying the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof (provided that such accountants shall not be liable to anyone by reason of their failure to obtain knowledge of any such Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards).

                The Company also covenants that forthwith upon any Responsible Officer obtaining knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

       5B.         Inspection  of  Property.   The   Company
covenants that it will permit any Person designated by any Significant Holder in writing, at such Significant Holder's expense, to visit and inspect any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such entities with the officers and directors of the Managing General
Partner and the directors, officers and independent accountants of the Co-Issuers, all at such reasonable times and as often as such Significant Holder may reasonably request.

     5C.       Covenant to Secure Note Equally.  The Company
covenants that, if it or any Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of paragraph 6A(1) (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to paragraph 11C), it will make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured.

      5D.        Information  Required by  Rule  144A.   The
Company covenants that it will, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to the reporting requirements of section 13 or 15(d) of the
Exchange Act. For the purpose of this paragraph 5D, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

      5E.        Compliance  With Environmental  Laws.   The
Company will, and will cause each of its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all Environmental Laws, except where noncompliance would not materially adversely affect the business, condition (financial or other) or operations of the Company and its Subsidiaries taken as a whole.

       5F.        Maintenance  of  Insurance.   The  Company
covenants that it and each of its Subsidiaries will maintain insurance in such amounts and against such casualties, liabilities, risks, contingencies and hazards as is customarily maintained by other similarly situated companies operating similar businesses and, upon request of a Significant Holder, it will deliver an Officers' Certificate specifying the details of such insurance then in effect.

      5G.       Minimum Assets.  The Co-Issuers covenant and
agree that (i) the unconsolidated total assets of the Co-Issuers shall at all times constitute at least 70% of the consolidated total assets of the Company and its Subsidiaries and (ii) the unconsolidated assets of the
Company shall at all times constitute at least 40% of the consolidated total assets of the Company and its Subsidiaries.

      5H.        Most Favored Covenant Status, etc.   Should
the Company or its Subsidiaries at any time after the date hereof, issue or guarantee any unsecured indebtedness denominated in U.S. dollars for money borrowed or represented by bonds, notes, debentures or similar securities in an aggregate amount exceeding $5,000,000 to any lender or group of lenders acting in concert with one another or one or more institutional investors, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument, which agreement, indenture, guaranty or instrument, includes affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any "put" or mandatory prepayment or redemption of any such indebtedness upon the occurrence of a designated event) which are applicable to the Company or any Significant Subsidiary, other than those set forth herein, the Company shall promptly so notify the holders of the Notes and, if the Required Holder(s) shall so request by written notice to the Company (after a determination has been made by the Required Holder(s) that any of the above-referenced documents or instruments contain any such provisions, which either individually or in the aggregate, are more favorable to the holders of such unsecured Indebtedness than any of the provisions set forth herein), the Co-Issuers and the Required Holder(s) shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Required Holder(s), into this Agreement and, to the extent necessary and reasonably desirable to the Required Holder(s), all at the election of the Required Holder(s).

      5I.        Senior  Debt.  The Co-Issuers will  at  all
times ensure that (a) the claims of the holders of the Notes under this Agreement and the Notes will not be subordinate to, and will in all respects at least rank pari passu with, the claims of every other senior unsecured creditor of such Co-Issuer and (b) any Indebtedness subordinated in any manner to the claims of any other senior unsecured creditor of either Co-Issuer will be subordinated in like manner to such claims of the holders of the Notes.

      6. NEGATIVE COVENANTS. The provisions of this paragraph 6 shall remain in effect so long as any Note shall remain outstanding or any other amount shall be owing hereunder.

      6A.        Lien,  Debt  and Other  Restrictions.   The
Company covenants that it will not and will not permit any Subsidiary to (and Knott's Berry Farm covenants that it will not take any action that will cause non-compliance with any of the following):

      6A(1).          Liens.  Create, assume  or  suffer  to
exist any Lien upon any of its property or assets, whether now owned or hereafter acquired (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the provisions of paragraph 5C), except

                (i)   Liens  for taxes not yet  due  or
          which are being actively contested in good faith by appropriate proceedings,

                (ii)  other  Liens  incidental  to  the
          conduct  of its business or the ownership  of
          its   property  and  assets  which  were  not
          incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                (iii)     subject to the limitation set
          forth in clause (iii) of paragraph 6A(2), Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to the Company or another Subsidiary,

                (iv)  Liens  consisting of  Capitalized
          Leases if the Funded Debt represented by  the
          related  Capitalized  Lease  Obligations   is
          permitted by paragraph 6A(2),

                (v)   any Lien existing on any property
          of  any corporation at the time it becomes  a
          Subsidiary, or existing prior to the time  of
          acquisition upon any property acquired by the
          Company  or any Subsidiary through  purchase,
          merger or consolidation or otherwise, whether
          or   not  assumed  by  the  Company  or  such
          Subsidiary,  or placed upon property  at  the
          time  of  acquisition by the Company  or  any
          Subsidiary to secure all or a portion of  (or
          to  secure  Debt incurred to  pay  all  or  a
          portion   of)  the  purchase  price  thereof,
          provided that (a) such property is not and shall not thereby become encumbered in an amount in excess of 80% of the lesser of the cost thereof or the fair value (as determined in good faith by the board of directors of the Managing General Partner or the Company, as the case may be) thereof at the time such corporation becomes a Subsidiary or at the time of acquisition of such property by the Company or a Subsidiary, as the case may be,
          (b) any such Lien shall not encumber any other property (except related replacement parts) of the Company or such Subsidiary, and
          (c) the aggregate amount of Debt secured by all such Liens and any Liens permitted by clause (iv) above and clause (vi) below at any one time outstanding shall be permitted by paragraph 6A(2), and

                (vi)  any  Lien renewing, extending  or
          refunding any Lien permitted by clause (v) above if the aggregate amount of Debt secured by all such Liens and any Lien permitted by clauses (iv) and (v) above at any one time outstanding shall be permitted by paragraph
          6A(2), provided that the principal amount secured is not increased, and the Lien is not extended to other property;

     6A(2).         Debt.  Create, incur, assume, guarantee,
suffer to exist, or otherwise be or become directly or indirectly liable for, any Funded or Current Debt, except

                 (i)    Funded  Debt  of  the   Company
          represented by the Notes,

                (ii)  Funded  or Current  Debt  of  any
          Subsidiary to the Company,

                (iii)     Funded or Current Debt of any
          Subsidiary to any other Subsidiary, provided that no Subsidiary shall become liable for or suffer to exist any Debt permitted by this clause (iii) unless the Subsidiary to which such Debt is owed shall be free from any Debt to any Person other than the Company, and

                (iv)  other Debt of the Company or  any
          Subsidiary;  provided that  (a)  Consolidated
          Debt  shall  at no time exceed 70%  of  Gross
          Worth, (b) at all times during a period of at least forty-five consecutive days in each rolling twelve month period, Consolidated
          Debt shall not exceed 60% of Gross Worth  and
          (c)   Priority Debt shall at no  time  exceed
          20% of Owners' Equity;

       6A(3).           Loans,  Advances,  Investments   and
Contingent Liabilities. Make or permit to remain outstanding any loan or advance to, or guarantee, endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the obligations, stock, or dividends of, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make or maintain any capital contribution to, any Person, except that the Company and its Subsidiaries may

               (i)  subject to paragraph 6A(2), make or
          permit   to  remain  outstanding   loans   or
          advances to the Company or any Subsidiary,

                (ii)  subject to paragraph 6A(2),  own,
          purchase  or  acquire stock,  obligations  or
          securities   of   a  Subsidiary   or   of   a
          corporation  which  immediately  after   such
          purchase or acquisition will be a Subsidiary,

                 (iii)       acquire  and  own   stock,
          obligations   or   securities   received   in
          settlement of debts (created in the ordinary course of business) owing to the Company or any Subsidiary,

               (iv) own, purchase or acquire commercial
          paper  rated  Prime-1  by  Moody's  Investors
          Service, Inc. or A-1 or better by Standard  &
          Poor's Corporation on the date of acquisition
          and  certificates  of  deposit  of,  bankers'
          acceptances   issued   by,   and   eurodollar
          deposits with United States commercial  banks
          (having   capital  resources  in  excess   of
          $100,000,000, and, in the case of  eurodollar
          deposits,  issued  by such bank  through  its
          head office or a branch office in  London  or
          Tokyo), in each case due within one year from
          the  date of acquisition and payable  in  the
          United   States  in  United  States  dollars,
          obligations  of the United States  Government
          or  any  agency thereof backed  by  the  full
          faith   and  credit  of  the  United   States
          Government,  obligations  guaranteed  by  the
          United   States  Government,  and  repurchase
          agreements of such banks for terms of less than one year in respect of the foregoing certificates and obligations,

                (v)  endorse negotiable instruments for
          collection   in   the  ordinary   course   of
          business,

                 (vi)  guarantee  or  otherwise  become
          directly or indirectly liable for Debt to the
          extent  the  Debt is permitted  by  paragraph
          6A(2)  (including,  without  limitation,  the
          limitation   on  Priority  Debt   set   forth
          therein),

                (vii)      make  or  permit  to  remain
          outstanding travel, relocation and other like advances to officers and employees in the ordinary course of business, and

                (viii)     make  or  permit  to  remain
          outstanding  any  loans or advances  to,  any
          guarantees  for  the  benefit  of,   or   any
          investments in, any Person not otherwise permitted by this paragraph 6A(3) up to an aggregate amount outstanding which shall not exceed an amount equal to 15% of Owners'
          Equity at any time;

      6A(4).         Sale of Stock and Debt of Subsidiaries.
Except to the Company or a 75%-owned Subsidiary, sell or otherwise dispose of, or part with control of, any shares of stock or Debt of any (i) Significant Subsidiary, or (ii) other Subsidiary, if at the time of such sale or other disposition, such other Subsidiary owns, directly or indirectly, any shares of stock or Debt of any Significant Subsidiary or any Debt of the Company;

      6A(5).          Merger and Sale of Assets.   Merge  or
consolidate with any corporation or sell, lease, transfer or otherwise dispose, in any single transaction or series of related transactions, of assets which shall have contributed 10% or more to Consolidated Pre-Tax Income for any of the three fiscal years then most recently ended, or assets whose aggregate fair value (as determined in good faith by the board of directors of the Managing General Partner or the Company, as the case may be) shall exceed 10% of Consolidated Net Assets, to any Person, except that

                (i)  any 75%-owned Subsidiary which  is
          free from any Debt to any Person other than the Company may merge with any one or more other 75%-owned Subsidiaries which are free from any Debt to any Person other than the Company,

                (ii)  any  Subsidiary may sell,  lease,
          transfer or otherwise dispose of any  of  its
          assets   to   the  Company  or  a   75%-owned
          Subsidiary,

                (iii)      any Subsidiary may  sell  or
          otherwise dispose of all or substantially all of its assets subject to the conditions specified in paragraph 6A(4) with respect to a sale of the stock of such Subsidiary,

                (iv)  the  Company may enter  into  any
          merger in which it is the surviving entity, provided that no Default or Event of Default would exist immediately after giving effect thereto,

                (v)   the  Company may, in the ordinary
          course of business, sell or otherwise dispose
          of (a) buildings and parcels of land not used
          in   connection  with  the  business  of  the
          Company or any Subsidiary and (b) vehicles,

                (vi) any Subsidiary (other than Knott's
          Berry Farm) may merge or consolidate with any
          other corporation, provided that, immediately
          after   giving  effect  to  such  merger   or
          consolidation, the continuing or surviving corporation of such merger or consolidation shall constitute a Subsidiary and no Default or Event of Default would exist, and

                (vii)     Knott's Berry Farm may  merge
          or consolidate with any other corporation, provided that, (a) it is the continuing and surviving entity in the case of any merger or consolidation with any Person other than the Company and (b) immediately after giving effect to such merger or consolidation no Default or Event of Default would exist;

       6A(6).          Transactions  with  Related  Persons.
Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Related Person, except (i) pursuant to the terms of the Partnership Agreement or (ii) on an arm's-length basis and on terms no less favorable to the Company and its Subsidiaries (as determined in good faith by the board of directors of the Managing General Partner or the Company, as the case may be) than terms which would have been obtainable from a Person other than a Related Person.

      6B.        Issuance  of  Stock by  Subsidiaries.   The
Company covenants that it will not permit any Subsidiary (either directly, or indirectly by the issuance of rights or options for, or securities convertible into, such shares or other equity interest) to issue, sell or otherwise dispose of any shares of any class of its stock or other equity interest (other than directors' qualifying shares) except to the Company or a 75%-owned Subsidiary.

     6C.       Bank Defined Indebtedness/Consolidated EBITDA
Ratio.  The Company will not at any time permit the ratio of
(i) the amount of its Consolidated Debt at such time to (ii) its Consolidated EBITDA for the Testing Period most recently ended, to exceed 3.00 to 1.00 at any time.

      6D.        Interest Coverage Ratio.  The Company  will
not permit its Interest Coverage Ratio for any Testing Period ending on or prior to December 31, 1998 to be less than 3.00 to 1.00, or for any Testing Period thereafter to be less than 3.50 to 1.00.

     7.        EVENTS OF DEFAULT.

     7A.       Acceleration.  If any of the following events
shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                (i)  the Issuer defaults in the payment
          of  any  principal  of  or  Yield-Maintenance
          Amount on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                (ii) the Issuer defaults in the payment
          of any interest on any Note for more than 10 days after the date due; or

                 (iii)      either  Co-Issuer  or   any
          Subsidiary   defaults  in  any   payment   of
          principal   of  or  interest  on  any   other
          obligation   for  money  borrowed   (or   any
          Capitalized Lease Obligation, any  obligation
          under  a  conditional  sale  or  other  title
          retention agreement, any obligation issued or
          assumed  as  full  or  partial  payment   for
          property whether or not secured by a purchase
          money  mortgage or any obligation under notes
          payable   or   drafts  accepted  representing
          extensions  of credit) beyond any  period  of
          grace  provided  with  respect  thereto,   or
          either  Co-Issuer or any Subsidiary fails  to
          perform or observe any other agreement,  term
          or condition contained in any agreement under
          which  any such obligation is created (or  if
          any  other event thereunder or under any such
          agreement shall occur and be continuing)  and
          the effect of such failure or other event  is
          to  cause, or to permit the holder or holders
          of such obligation (or a trustee on behalf of
          such   holder  or  holders)  to  cause,  such
          obligation   to   become  due   (or   to   be
          repurchased  by  either  Co-Issuer   or   any
          Subsidiary)  prior  to any  stated  maturity,
          provided  that  the aggregate amount  of  all
          obligations  as  to  which  such  a   payment
          default shall occur and be continuing or such
          a   failure   or   other   event   permitting
          acceleration (or sale to either Co-Issuer or any Subsidiary) shall occur and be continuing exceeds $15,000,000; or

               (iv) any representation or warranty made by either Co-Issuer herein or in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                (v)   either Co-Issuer fails to perform
          or   observe   any  agreement  contained   in
          paragraph 6 hereof; or

                (vi)  either Co-Issuer fails to perform
          or observe any other agreement, term or condition contained herein and such failure shall not be remedied within 30 days after any Responsible Officer has actual knowledge thereof; or

                 (vii)      either  Co-Issuer  or   any
          Significant Subsidiary makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

               (viii)    any decree or order for relief
          in   respect  of  either  Co-Issuer  or   any
          Significant Subsidiary is entered  under  any
          bankruptcy,    reorganization,    compromise,
          arrangement,   insolvency,  readjustment   of
          debt, dissolution or liquidation or similar law, whether now or hereafter in effect
          (herein called the "Bankruptcy Law"), of any jurisdiction; or

               (ix) either Co-Issuer or any Significant
          Subsidiary  petitions  or  applies   to   any
          tribunal for, or consents to, the appointment
          of,  or  taking  possession  by,  a  trustee,
          receiver,  custodian, liquidator  or  similar
          official   of   either   Co-Issuer   or   any
          Significant Subsidiary, or of any substantial
          part of the assets of either Co-Issuer or any
          Significant   Subsidiary,  or   commences   a
          voluntary  case under the Bankruptcy  Law  of
          the  United States or any proceedings  (other
          than    proceedings   for    the    voluntary
          liquidation  and dissolution of a Subsidiary)
          relating   to   either   Co-Issuer   or   any
          Significant  Subsidiary under the  Bankruptcy
          Law of any other jurisdiction; or

               (x)  any such petition or application is
          filed, or any such proceedings are commenced,
          against  either Co-Issuer or any  Significant
          Subsidiary  and  either  Co-Issuer  or   such
          Significant Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                (xi)  any order, judgment or decree  is
          entered in any proceedings against either Co-
          Issuer decreeing the dissolution of either Co-
          Issuer and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                (xii)     any order, judgment or decree
          is  entered in any proceedings against either
          Co-Issuer   or  any  Significant   Subsidiary
          decreeing  a split-up of either Co-Issuer  or
          such  Significant Subsidiary  which  requires
          the  divestiture  of  assets  representing  a
          substantial part, or the divestiture  of  the
          stock   of  a  Significant  Subsidiary  whose
          assets  represent a substantial part, of  the
          consolidated  assets of the Company  and  its
          Significant   Subsidiaries   (determined   in
          accordance with generally accepted accounting
          principles) or which requires the divestiture
          of   assets,   or  stock  of  a   Significant
          Subsidiary, which shall have contributed a substantial part of the consolidated net income of the Company and its Significant
          Subsidiaries (determined in accordance with generally accepted accounting principles) for any of the three fiscal years then most recently ended, and such order, judgment or decree remains unstayed and in effect for more than 60 days; or

                (xiii)     one or more final  judgments
          for  the  payment  of  money,  the  uninsured
          portion  of which in aggregate amount exceeds
          $5,000,000,  is rendered against  either  Co-
          Issuer or any Subsidiary and, within 60  days
          after entry thereof, any such judgment is not
          discharged   or   execution  thereof   stayed
          pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged; or

                (xiv)     either Co-Issuer or any ERISA
          Affiliate,  in  its capacity as  an  employer
          under  a Multiemployer Plan, makes a complete
          or partial withdrawal from such Multiemployer
          Plan  resulting  in  the incurrence  by  such
          withdrawing   employer   of   a    withdrawal
          liability in an amount exceeding  $5,000,000;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than Knott's Berry Farm, the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Issuer, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Issuer, (b) if such event is an Event of Default specified in clause
(viii), (ix) or (x) of this paragraph 7A with respect to the Issuer, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Co-Issuers, and (c) with respect to any event constituting an Event of Default hereunder, the Required Holder(s) of the Notes of any Series may at its or their option, by notice in writing to the Issuer, declare all of the Notes of such Series to be, and all of such Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Amount, if any, with respect to each such Note, without presentment, demand, protest or additional notice of any kind, all of which are hereby waived by the Co-Issuers.

      7B.        Notice of Acceleration.  Whenever any  Note
shall be declared immediately due and payable pursuant to paragraph 7A the Issuer shall forthwith give written notice thereof to the holder of each Note of each Series at the time outstanding.

      7C.       Other Remedies.  If any Event of Default  or
Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

      8.         REPRESENTATIONS, COVENANTS AND  WARRANTIES.
The Co-Issuers represent, covenant and warrant as follows:

      8A(1).         Company Organization and Qualification.
The Company is a limited partnership duly organized and existing in good standing under the laws of the State of Delaware, has the power to own its properties and to carry on its business as now being conducted and is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified under applicable law, except where the failure to be so qualified would not have a material adverse effect upon the Company and its Subsidiaries taken as a whole. Each Subsidiary is a corporation duly organized and existing in good standing under the laws of its state of incorporation, has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified under applicable law, except where the failure to be so qualified would not have a material adverse effect upon such Subsidiary. The Co-Issuers have the power and authority to enter into, execute, deliver and perform this Agreement and the Notes; this Agreement constitutes the Company's valid and binding obligation; and each Note will upon its issuance constitute the Company's valid and binding obligation. The Partnership Agreement has been duly authorized, executed and delivered by the Partners, is a valid, legal and binding agreement of the Partners, and has been duly filed in all places where such filing is required.

      8A(2).          Knott's  Berry Farm  Organization  and
Qualification. Knott's Berry Farm is a general partnership duly organized and existing in good standing under the laws of California, has the power to own its properties and to carry on its business as now being conducted and is duly qualified to do business as a foreign partnership and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified under applicable law, except where the failure to be so qualified would not have a material adverse effect upon the Company and its Subsidiaries taken as a whole. Knott's Berry Farm has the power and authority to enter into, execute, deliver and perform this Agreement and the Notes executed by it; this Agreement constitutes Knott's Berry Farm's valid and binding obligation; and each Note executed by Knott's Berry Farm will upon its issuance constitute Knott's Berry Farm's valid and binding obligation The KBF Partnership Agreement has been duly authorized; executed and delivered by the parties thereto, is a valid legal and binding agreement of such parties, and has been duly filed in all places where such filing is required.

       8B.        Financial  Statements.   The  Company  has
furnished  each  Purchaser of any Accepted  Notes  with  the following financial statements, identified by a principal financial officer of the Company: (i) consolidated balance sheets of the Company and its Subsidiaries as at the last day in each of the five fiscal years of the Company most recently completed prior to the date as of which this representation is made or repeated to such Purchaser (other than fiscal years completed within 120 days prior to such date for which audited financial statements have not been released) and consolidated statements of income, partners' equity and cash flows of the Company and its Subsidiaries for each such year, reported on by Arthur Andersen LLP (or,
with  respect  to  years  subsequent  to  1993,  by   Arthur
Andersen LLP or other independent public accountants of recognized national standing); and (ii) consolidated balance sheets of the Company and its Subsidiaries as at the end of the quarterly period (if any) most recently completed prior to such date and after the end of such fiscal year (other than quarterly periods completed within 60 days prior to such  date  for  which financial statements  have  not  been
released)  and  the  comparable  quarterly  period  in   the
preceding fiscal year and consolidated statements of income, partners' equity and cash flows for (a) such quarterly periods and (b) the period of four consecutive fiscal quarters ended on the last day of such quarterly periods,
prepared   by   the  Company.   Such  financial   statements
(including any related schedules and/or notes) are true and correct in all material respects (subject, as to interim statements, to changes resulting from audits and normal year-end adjustments), have been prepared in accordance with
generally   accepted   accounting  principles   consistently
followed throughout the periods involved and show all liabilities, direct and contingent, of the Company and its Subsidiaries required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Company and its Subsidiaries as at the dates thereof, and the statements of income, partners' equity and cash flows fairly present the results of the operations of the Company and its Subsidiaries for the periods indicated. There has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company and its Subsidiaries taken as a whole since the end of the most recent fiscal year for which such audited financial statements have been furnished.

      8C.        Actions  Pending.  There  are  no  actions,
suits,  investigations or proceedings  pending  or,  to  the knowledge of the elected officers of the Co-Issuers or the Managing General Partner, threatened against the Co-Issuers or any of the Company's Subsidiaries, or any properties or rights of the Co-Issuers or any of the Company's
Subsidiaries, by or before any court, arbitrator or administrative or governmental body which individually or in aggregate might result in any material adverse change in the business, condition or operations of the Company and its Subsidiaries taken as a whole.

      8D.       Outstanding Debt.  Neither the Co-Issuer nor
any of the Company's Subsidiaries has outstanding any Debt except as permitted by paragraph 6A(2). There exists no default under the provisions of any instrument evidencing such Debt or of any agreement relating thereto.

      8E.       Title to Properties.  Each Co-Issuer has and
each of the Company's Subsidiaries has good and marketable title to its respective real properties (other than properties which it leases) and good title to all of its other respective properties and assets, including the properties and assets reflected in the most recent audited balance sheet referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by paragraph 6A(1). All leases necessary in any material respect for the conduct of the business of the Co-Issuers and the Company's Subsidiaries taken as a whole are valid and subsisting and are in full force and effect.

      8F.        Taxes.  Each Co-Issuer has and each of  the
Company's Subsidiaries has filed all Federal, State and other income tax returns which, to the best knowledge of the elected officers of the Co-Issuers or the Managing General Partner, are required to be filed, and each has paid all taxes as shown on such returns and on all assessments received by it to the extent that such taxes have become due, except such taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

      8G.        Conflicting Agreements and  Other  Matters.
Neither Co-Issuer nor any of the Company's Subsidiaries is a party to any contract or agreement or subject to any partnership agreement, charter or other partnership or corporate restriction which materially and adversely affects the business (as presently conducted), property, assets or financial condition of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the Notes, nor the offering, issuance and sale of the Notes, nor fulfillment of nor compliance with the terms and provisions hereof and of the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Co-Issuers or any of the Company's Subsidiaries pursuant to, the Partnership Agreement, the KBF Partnership Agreement or the charter, by-laws or code of regulations of any Subsidiaries, any award of any arbitrator or any agreement (including any agreement with partners or stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which either Co-Issuer or any of the Company's Subsidiaries is a party or otherwise subject. Neither Co-Issuer nor any of the Company's Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of either Co-Issuer or any Subsidiary, any agreement relating thereto or any other contract or agreement (including the Partnership Agreement, the KBF Partnership Agreement and, in the case of any Subsidiary, its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of either Co-Issuer of the type to be evidenced by the Notes except (i) as of the date of this Agreement, as set forth in the agreements listed in Schedule 8G attached hereto and
(ii) as of any date subsequent to the date of this Agreement when this representation is repeated, as set forth in the agreements listed in Schedule 8G or as theretofore disclosed to Prudential in a writing which by its terms modifies
Schedule 8G.

     8H.       Offering of Notes.  Neither Co-Issuer nor any
agent acting on their behalf has, directly or indirectly, offered the Notes or any similar security of the Issuer for sale to, or solicited any offers to buy the Notes or any similar security of the Issuer from, or otherwise approached or negotiated with respect thereto with, any Person other than institutional investors, and neither the Co-Issuer nor any agent acting on their behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities of Blue Sky law of any applicable jurisdiction.

     8I.       Regulation G, etc.  Neither Co-Issuer nor any
Subsidiary will, directly or indirectly, use any of the proceeds of the sale of the Notes for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose which might constitute any purchase and sale of Notes hereunder a "purpose credit", in each case within the meaning of
Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R. 207, as amended). Neither Co-Issuer nor any agent acting on their behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

     8J.       ERISA.  No accumulated funding deficiency (as
defined  in  section  302 of ERISA and section  412  of  the
Code), whether or not waived, exists with respect to any Plan (other than a Multiemployer Plan). No liability to the Pension Benefit Guaranty Corporation has been or is expected by either Co-Issuer or any ERISA Affiliate to be incurred with respect to any Plan (other than a Multiemployer Plan) by either Co-Issuer or any Subsidiary or any ERISA Affiliate which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. Neither Co-Issuer, any Subsidiary nor any ERISA Affiliate has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which is or would be materially adverse to the Company and its Subsidiaries taken as a whole. The execution and delivery of this Agreement and the issuance and sale of the Notes will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Co-Issuers in the next preceding sentence is made in reliance upon and subject to the accuracy of the representation in paragraph 9B as to the source of the funds to be used to pay the purchase price of the Notes to be purchased.

      8K.       Governmental Consent.  Neither the nature of
either Co-Issuer or of any Subsidiary, nor any of their respective businesses or properties, nor any relationship between either Co-Issuer or any Subsidiary and any other Person, nor any circumstance in connection with the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than routine filings after the date of closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement, the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions hereof or of the Notes.

     8L.       Environmental Compliance.  The Co-Issuers and
the Company's Subsidiaries are in substantial compliance with any and all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which any of them owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No material litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of the Co-Issuers, threatened against either Co-Issuer or any Subsidiary, any real property in which any thereof holds or has held an interest or any past or present operation of any thereof. No release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred, on, under or to any real property in which either Co-Issuer or any Subsidiary holds any interest or performs any of its operations, in violation of any Environmental Law the violation of which could reasonably be expected to have a material adverse effect on the Company or its Subsidiaries. As used in this paragraph, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, and "material" means the measure of a matter or matters the exposure with respect to which individually or together with all other matters described exceeds or can reasonably be expected to exceed $2,500,000.

     8M.       Investment Company Status.  Neither Co-Issuer
nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended or an "investment adviser" within the meaning of the Investment Advisers Act of 1940, as amended.

      8N.       Disclosure.  Neither this Agreement nor  any
other document, certificate or statement furnished to any Purchaser by or on behalf of the Co-Issuers in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Co-Issuers or any of the Company's Subsidiaries which materially adversely affects or in the future may (so far as the Co-Issuers can now foresee) materially adversely affect the business, property, assets or financial condition of the Company and its Subsidiaries taken as a whole and which has not been set forth in this Agreement or in the other documents, certificates and statements furnished to any Purchaser by or on behalf of the Company prior to the date hereof in connection with the transactions contemplated hereby.

      8O.       Hostile Tender Offers.  None of the proceeds
of  the  sale of any Notes will be used to finance a Hostile
Tender Offer.

     9.        REPRESENTATIONS OF THE PURCHASERS.

               Each Purchaser represents as follows:

      9A.        Nature of Purchase.  Such Purchaser is  not
acquiring the Notes purchased by it hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within its control.

      9B.        Source  of Funds. The source of  the  funds
being used by such Purchaser to pay the purchase price of the Notes being purchased by such Purchaser hereunder constitutes assets allocated to: (i) the "insurance company general account" of such Purchaser (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and as of the date of the purchase of the Notes such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60, (ii) a separate account maintained by such Purchaser in which no employee benefit plan, other than employee benefit plans identified on a list which has been furnished by such Purchaser to the Issuer, participates to the extent of 10% or more or (iii) an investment fund, the assets of which do not include any assets of any employee benefit plan. For the purpose of this paragraph 9B, the terms "separate account" and "employee benefit plan" shall have the respective meanings specified in section 3 of ERISA.

       10. DEFINITIONS. For the purpose of this Agreement, the terms defined in the text of any paragraph shall have the respective meanings specified therein, and the following terms shall have the meanings specified with respect thereto below:

     10A.      Yield-Maintenance Terms.

                "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

                "Called Principal" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                "Discounted Value" shall mean, with  respect
to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (as converted to reflect the periodic basis on which interest on such Note is payable, if interest is payable other than on a semi-annual basis) equal to the Reinvestment Yield with respect to such Called Principal.

               "Reinvestment Yield" shall mean, with respect
to the Called Principal of any Note, .50% plus the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City local time) on the Business Day next preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Dow Jones Markets, Inc. services (Telerate) (or such other display as may replace Page 678 on the Dow Jones Markets, Inc. services (Telerate)) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable,
(ii) the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

                "Remaining Average Life" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

               "Settlement Date" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

                "Yield-Maintenance Amount" shall mean,  with
respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Amount shall in no event be less than zero.

     10B.      Other Terms.

               "Acceptance" shall have the meaning specified in paragraph 2B(5).

                "Acceptance Day" shall have the meaning specified in paragraph 2B(5).

                "Acceptance Window" shall have the meaning specified in paragraph 2B(5).

                 "Accepted Note" shall have the meaning specified in paragraph 2B(5).

                "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such first Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                "Authorized Officer" shall mean (i)  in  the
case of the Co-Issuers, the chief executive officer, the chief financial officer and the treasurer of the Co-Issuers or the Managing General Partner, as well as any vice president thereof designated as an "Authorized Officer" in the Information Schedule attached hereto or any vice president thereof designated as an "Authorized Officer" for the purpose of this Agreement in an Officer's Certificate executed by the Co-Issuers' or Managing General Partner's chief executive officer or chief financial officer and delivered to Prudential, and (ii) in the case of Prudential, any officer of Prudential designated as its "Authorized
Officer" in the Information Schedule or any officer of Prudential designated as its "Authorized Officer" for the purpose of this Agreement in a certificate executed by one of its Authorized Officers. Any action taken under this Agreement on behalf of either Co-Issuer by any individual who on or after the date of this Agreement shall have been an Authorized Officer of such Co-Issuer or the Managing General Partner and whom Prudential in good faith believes to be an Authorized Officer of such Co-Issuer or the Managing General Partner at the time of such action shall be binding on the Company even though such individual shall have ceased to be an Authorized Officer of such Co-Issuer or the Managing General Partner, and any action taken under this Agreement on behalf of Prudential by any individual who on or after the date of this Agreement shall have been an Authorized Officer of Prudential, and whom the Co-Issuers in good faith believe to be an Authorized Officer of Prudential at the time of such action shall be binding on Prudential even though such individual shall have ceased to be an Authorized Officer of Prudential.

                "Available Facility Amount" shall have the meaning specified in paragraph 2B(1).

                 "Bank  Defined  Indebtedness"  shall   mean
"Consolidated Debt" as defined in the Credit Agreement as in effect on the date hereof and with such modifications to such definition as the Required Holder(s) may consent to in writing. No modification or termination of the Credit Agreement shall affect the continued applicability of the foregoing reference thereto.

                "Bankruptcy Law" shall have the meaning specified in clause (viii) of paragraph 7A.

                "Cancellation Date" shall have the meaning specified in paragraph 2B(8)(iii).

                "Cancellation Fee" shall have the meaning specified in paragraph 2B(8)(iii).

                "Capitalized Lease" shall mean any lease  if
the   obligation   to   make  rental   payments   thereunder
constitutes a Capitalized Lease Obligation.

               "Capitalized Lease Obligation" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

                "Closing Day" for any Accepted Note shall mean the Business Day specified for the closing of the purchase and sale of such Note in the Request for Purchase of such Note, provided that (i) if the Company and the Purchaser which is obligated to purchase such Note agree on an earlier Business Day for such closing, the "Closing Day" for such Accepted Note shall be such earlier Business Day, and (ii) if the closing of the purchase and sale of such Accepted Note is rescheduled pursuant to paragraph 2B(7), the Closing Day for such Accepted Note, for all purposes of this Agreement except paragraph 2B(8)(ii), shall mean the Rescheduled Closing Day with respect to such Closing.

                "Code" shall mean the Internal Revenue Code of 1986, as amended.

                "Confirmation of Acceptance" shall have the meaning specified in paragraph 2B(5).

                "Consolidated Debt" shall mean, as of any time of determination thereof, the sum of (i) Debt of the Company and Subsidiaries determined on a consolidated basis and (ii) to the extent in excess of $5,000,000, Debt of the Company owed to Subsidiaries.

                   "Consolidated    EBITDA"    shall    mean
"Consolidated EBITDA" as defined in the Credit Agreement as in effect on the date hereof and with such modifications to such definition as the Required Holder(s) may consent to in writing. No modification or termination of the Credit Agreement shall affect the continued applicability of the foregoing reference thereto.

                "Consolidated Net Assets" shall mean, as of any time of determination thereof, with respect to the Company and Subsidiaries on a consolidated basis, their assets less, without duplication, all of their (i) current liabilities, (ii) asset, liability, contingency and other appropriate reserves, including reserves for depreciation and amortization expense and for deferred income taxes and
(iii) other liabilities.

               "Consolidated Pre-Tax Income" shall mean, for any period, the consolidated gross revenues of the Company and its Subsidiaries less all operating and non-operating expenses of the Company and its Subsidiaries including current additions to reserves and all other charges of a proper character except current and deferred taxes on income, but not including in gross revenues any gains (nor in expenses any expenses or taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets), any gains resulting from the write-up of assets, any equity of the Company or any Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary, any earnings of any Person acquired by the Company or any Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary.

                "Credit  Agreement" shall  mean  the  Credit
Agreement dated as of December 19, 1997 among the Company, Knott's Berry Farm, Cedar Fair and Magnum Management Corporation, as co-borrowers, Magnum Management Corporation, as treasury manager for the co-borrowers, the lending institutions named therein and Keybank National Association as administrative agent, as amended, restated, supplemented and otherwise modified from time to time.

                "Current  Debt" shall mean, with respect  to
any Person, all Indebtedness of such Person for borrowed money which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of the creation thereof, provided that Indebtedness for borrowed money outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one year shall constitute Funded Debt and not Current Debt, even though such Indebtedness by its terms matures on demand or within one year from the date of the creation thereof.

                "Debt"  shall mean Funded Debt  and  Current
Debt.

               "Delayed Delivery Fee" shall have the meaning specified in paragraph 2B(8)(ii).

                "Environmental Laws" shall mean all federal,
state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all rules, regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

                "ERISA"  shall mean the Employee  Retirement
Income Security Act of 1974, as amended.

                "ERISA Affiliate" shall mean any corporation
which is a member of the same controlled group of corporations as either Co-Issuer within the meaning of section 414(b) of the Code, or any trade or business which is under common control with either Co-issuer within the meaning of section 414(c) of the Code.

                "Event of Default" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "Default" shall mean any of such events, whether or not any such requirement has been satisfied.

                "Exchange  Act"  shall mean  the  Securities
Exchange Act of 1934, as amended.

                "Facility" shall have the meanings specified in paragraph 2B(1).

                 "Facility  Fee"  shall  have  the   meaning
specified in paragraph 2B(8)(i).

                "Funded Debt" shall mean with respect to any Person, all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof.

                "General Partner" and "General Partners" shall mean the Managing General Partner which is the general partner of the Company, and any Person substituted for or who succeeds either of them as a general partner pursuant to the terms of the Partnership Agreement, in each case in such capacity.

                "Gross Worth" shall mean, as of any time  of
determination   thereof,  the  sum  of  Owners'  Equity  and
Consolidated Debt.

                "Guarantee" shall mean, with respect to  any
Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or service, regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited.

                "Hedge Treasury Note(s)" shall mean, with respect to any Accepted Note, the United States Treasury Note or Notes whose duration (as determined by Prudential) most closely matches the duration of such Accepted Note.

                "Hostile  Tender  Offer"  shall  mean,  with
respect to the use of proceeds of any Note, any offer to purchase, or any purchase of, shares of capital stock of any corporation or equity interests in any other entity, or securities convertible into or representing the beneficial ownership of, or rights to acquire, any such shares or equity interests, if such shares, equity interests, securities or rights are of a class which is publicly traded on any securities exchange or in any over-the-counter market, other than purchases of such shares, equity interests, securities or rights representing less than 5% of the equity interests or beneficial ownership of such corporation or other entity for portfolio investment purposes, and such offer or purchase has not been duly approved by the board of directors of such corporation or the equivalent governing body of such other entity prior to the date on which the Issuer makes the Request for Purchase of such Note.

                "Indebtedness" shall mean, with  respect  to
any Person, without duplication, (i) all items (excluding deferred compensation, items of contingency reserves and reserves for deferred income taxes) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined, (ii) all indebtedness secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others with respect to which such Person has become liable by way of Guarantee.

                "Intercreditor Agreement" shall have the meaning specified in paragraph 3G.

                 "Interest   Coverage  Ratio"   shall   mean
"Interest Coverage Ratio" as defined in the Credit Agreement as in effect on the date hereof and with such modifications to such definition as the Required Holder(s) may consent to in writing. No modification or termination of the Credit Agreement shall affect the continued applicability of the foregoing reference thereto.

                "Issuance Period" shall have the meaning specified in paragraph 2B(2).

                "Issuer" shall mean the Co-Issuers or the Company, as the case may be or the context requires.

                "KBF Partnership Agreement" shall mean the partnership agreement of Knott's Berry Farm.

                "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction) or any other type of preferential arrangement for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

                "Limited Partner" shall mean any Person who is or shall become a limited partner of the Company, in such capacity.

                "Managing General Partner" shall mean  Cedar
Fair Management Company, an Ohio corporation, and its successors and assigns.

                "Multiemployer Plan" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

                "Note" and "Notes" shall have the meaning specified in paragraph 1.

                 "Officer's   Certificate"  shall   mean   a
certificate signed in the name of the Company by an Authorized Officer of the Company.

                "Owners' Equity" shall mean, as of any  time
of   determination   thereof,  the   partners'   equity   or
shareholders' equity (as the case may be) of the Company.

                "Partner" shall mean any General Partner or any Limited Partner.

                "Partnership Agreement" shall mean the Third
Amended and Restated Agreement of Limited Partnership of the Company, dated as of April 21, 1987, among Cedar Fair Management Company, as General Partner, and the limited partners named therein, as the same has been and may be amended or supplemented from time to time.

                 "Person"   shall  mean   and   include   an
individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                "Plan" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated which, together with the Company, is under common control, as described in section 414(b) or (c) of the Code.

               "Priority Debt" shall mean, as of any time of determination thereof, (i) Debt of any Subsidiary, excluding however (a) Debt owed to the Company or another Subsidiary and (b) Indebtedness which is subject to the terms of the Intercreditor Agreement and (ii) Debt of the Company secured by any Lien.

                 "Prudential"  shall  mean  The   Prudential
Insurance Company of America.

                 "Prudential  Affiliate"  shall   mean   any
corporation or other entity all of the Voting Stock (or equivalent voting securities or interests) of which is owned by Prudential either directly or through Prudential Affiliates.

               "Purchaser(s)" shall mean Prudential and each Prudential Affiliate as purchaser of any Note.

                "Related Person" shall mean (i) any  General
Partner, (ii) any Person owning 10% or more of the depository units representing limited partnership interests in the Company or (iii) any Affiliate of any Person described in clause (i) or (ii).

               "Request for Purchase" shall have the meaning specified in paragraph 2B(3).

               "Required Holder(s)" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes or of a Series of Notes, as the context may require, from time to time outstanding.

                "Rescheduled Closing Day" shall have the meaning specified in paragraph 2B(7).

                "Responsible Officer" shall mean  the  chief
executive officer, chief operating officer, treasurer, chief financial officer or chief accounting officer of the Company, general counsel of the Company or any other officer of the Company involved principally in its financial administration or its controllership function.

                "Securities  Act" shall mean the  Securities
Act of 1933, as amended.

                "Series" shall have the meaning specified in paragraph 1.

                 "Series  A  Notes"  shall  mean  the  8.43%
$50,000,000  Series A Notes executed by  the  Company  dated
August 24, 1994 and due August 24, 2006, and any Note delivered in exchange or substitution therefor pursuant to this Agreement.

                 "Significant   Holder"   shall   mean   (i)
Prudential and any other Purchaser, so long as Prudential or such Purchaser shall hold (or be committed under this Agreement to purchase) any Note, or (ii) any other holder of at least 5% of the aggregate principal amount of any Series of Notes from time to time outstanding.

                 "Significant  Subsidiary"  shall  mean  any
Subsidiary of the Company or any of its Subsidiaries, (i) having assets which shall have contributed 10% or more of Consolidated Pre-Tax Income for any of the three fiscal years then most recently ended, (ii) having assets whose aggregate fair value (as determined in good faith by the board of directors of the Managing General Partner or the Company, as the case may be) shall exceed 10% of the Consolidated Net Assets or (iii) the sale of which shall have a material adverse effect on the Company.

                "Structuring Fee" shall have the meaning specified in paragraph 2B(8)(iv).

                "Subsidiary"  shall mean any corporation  or
partnership the majority of the stock of every class of which, except directors' qualifying shares, or the majority of equity interest in which shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries and "75%-owned Subsidiary" shall mean any corporation or partnership 75% of the stock of every class of which, except directors' qualifying shares, or 75% of the equity interest in which shall, at the time as of which any determination is being made, be owned by the Company either directly or through a 75%-owned Subsidiary.

                 "Testing   Period"  shall  mean   for   any
determination a single period consisting of the four consecutive fiscal quarters of the Company then last ended (whether or not such quarters are all within the same fiscal year).

                 "Transferee"  shall  mean  any  direct   or
indirect transferee of all or any part of any Note purchased under this Agreement.

                 "Treasury   Manager"  shall   mean   Magnum
Management Corporation, a Ohio corporation.

                "Voting Stock" shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        10C.         Accounting   Principles,   Terms    and
Determinations. All references in this Agreement to "generally accepted accounting principles" shall be deemed to refer to generally accepted accounting principles in effect in the United States at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles applied, in the case of any such unaudited financial statements, certificates and reports, on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to clause (ii) of paragraph 5A or, if no such statements have been so delivered, the most recent audited financial statements referred to in clause (i) of paragraph 8B.

     11.       MISCELLANEOUS.

      11A.       Note  Payments.  The Issuer  of  each  Note
agrees that, so long as any Purchaser shall hold any Note, it will make payments of principal thereof and Yield-Maintenance Amount, if any, and interest thereon, which comply with the terms of this Agreement, by wire transfer of immediately available funds for credit to (i) the account or accounts of Prudential specified in the Purchaser Schedule attached hereto in the case of any Series B Note, (ii) the account or accounts as specified in the purchaser schedule attached to the applicable Confirmation of Acceptance or
(iii) such other account or accounts in the United States as any Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Co-Issuers agree to afford the benefits of this paragraph 11A to any Transferee which shall have made the same agreement as you have made in this paragraph 11A.

       11B.       Expenses.   The  Co-Issuers  jointly   and
severally agree, whether or not the transactions contemplated hereby shall be consummated, to pay, and save each Purchaser and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (ii) the costs and expenses, including attorneys' fees, incurred by each Purchaser or any Transferee in enforcing (or in determining whether or in what manner to enforce) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of any Purchaser's or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Co-Issuers under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note.

     11C. Consent to Amendments. This Agreement may be amended, and the Co-Issuers and the Company's Subsidiaries may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Co-Issuers shall obtain the written consent to such amendment, action or omission to act, of the Required Holder(s) of the Notes of each Series except that, (i) with the written consent of the holders of all Notes of a particular Series, and if an Event of Default shall have occurred and be continuing, of the holders of all Notes of all Series, at the time outstanding (and not without such written consents), the Notes of such Series may be amended or the provisions thereof waived to change the maturity thereof, to change or affect the principal thereof, or to change or affect the rate or time of payment of interest or Yield-Maintenance Amount payable with respect to the Notes of such Series, (ii) without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to or waiver of the provisions of this Agreement shall change or affect the provisions of paragraph 7A or this paragraph 11C insofar as such provisions relate to proportions of the principal amount of the Notes of any Series, or the rights of any individual holder of Notes, required with respect to any declaration of Notes to be due and payable or with respect to any consent, (iii) with the written consent of Prudential (and not without the written consent of Prudential) the provisions of paragraph 2 may be amended or waived (except insofar as any such amendment or waiver would affect any rights or obligations with respect to the purchase and sale of Notes which shall have become Accepted Notes prior to such amendment or waiver) and (iv) with the written consent of all of the Purchasers which shall have become obligated to purchase Accepted Notes of any Series (and not without the written consent of all such Purchasers), any of the provisions of paragraphs 2 and 3 may be amended or waived insofar as such amendment or waiver would affect only rights or obligations with respect to the purchase and sale of the Accepted Notes of such Series or the terms and provisions of such Accepted Notes.

   Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Co-Issuers and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                                                        11D.
Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Notes are issuable as registered notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any principal amount not evenly divisible by $1,000,000. The Treasury Manager shall keep at its principal office a register in which the Treasury Manager shall provide for the registration of Notes and of transfers of Notes. Upon surrender for registration of transfer of any Note at the principal office of the Treasury Manager, the Issuer shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of any Note, such Note may be exchanged for other Notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Treasury Manager. Whenever any Notes are so surrendered for exchange, the Issuer shall, at its expense, execute and deliver the Notes which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Issuer will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note.

     11E. Persons Deemed Owners; Participations. Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and Yield-Maintenance Amount, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Issuer shall not be affected by notice to the contrary. Subject to the preceding sentence, the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

      11F.       Survival of Representations and Warranties;
Entire Agreement. All representations and warranties contained herein or made in writing by or on behalf of the Co-Issuers in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any Transferee, regardless of any investi gation made at any time by or on behalf of any Purchaser or any Transferee. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof.

      11G.       Successors and Assigns.  All covenants  and
other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

     11H. Notices. All written communications provided for hereunder (other than communications provided for under paragraph 2) shall be sent by first class mail or nationwide overnight delivery service (with charges prepaid) and (i) if to any Purchaser, addressed as specified for such communications in the purchaser schedule attached to the applicable Confirmation of Acceptance, or at such other address as any Purchaser shall have specified to the Co-Issuers in writing, (ii) if to any other holder of any Note, addressed to such other holder at such address as such other holder shall have specified to the Co-Issuers in writing or, if any such other holder shall not have so specified an address to the Co-Issuers, then addressed to such other holder in care of the last holder of such Note which shall have so specified an address to the Company, and (iii) if to either Co-Issuer, addressed to it c/o Treasury Manager at One Causeway Drive, P.O. Box 5006, Sandusky, Ohio 44871-5006, Attention: Treasurer, or at such other address as such Co-Issuer shall have specified to the holder of each
Note in writing. Any communication pursuant to paragraph 2 shall be made by the method specified for such communication in paragraph 2, and shall be effective to create any rights or obligations under this Agreement only if, in the case of a telephone communication, an Authorized Officer of the party conveying the information and of the party receiving the information are parties to the telephone call, and in the case of a telecopier communication, the communication is signed by an Authorized Officer of the party conveying the information, addressed to the attention of an Authorized Officer of the party receiving the information, and in fact received at the telecopier terminal the number of which is set forth on the Information Schedule attached hereto or at such other telecopier terminal as the party receiving the information shall have specified in writing to the party sending such information.

       11I.        Descriptive  Headings.   The  descriptive
headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      11J. Satisfaction Requirement. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any Purchaser, to any holder of Notes or to the Required Holder(s), the determination of such satisfaction shall be made by such Purchaser, such holder or the Required Holder(s), as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

      11K. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day. If the date for any payment is extended to the next succeeding Business Day by reason of the preceding sentence, the period of such extension shall be included in the computation of the interest payable on such Business Day.

      11L. Limited Liability of Partners. Anything in this Agreement or the Notes to the contrary notwithstanding, no recourse under or in respect of this Agreement or the Notes shall be had against any Partner, shareholder of a Partner or partner of a Partner by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of statute or otherwise, whether based on agency, deputization or otherwise, it being expressly agreed that no personal liability whatsoever shall attach to or be incurred by the Partners, shareholders of Partners or partners of Partners or any of them under or by reason of this Agreement or the Notes; provided that the foregoing limitation  of  liability  shall  in  no  way  constitute  a limitation on the right of the holders of the Notes to enforce their remedies against the Company's assets for the collection of amounts due and owing under the Notes or any other obligation of the Company contemplated by this Agreement. Each of the Notes shall contain a statement to the effect that the obligations of the Partners are limited as provided in this paragraph 11L.

      11M.       Independence of Covenants.   All  covenants
hereunder shall be given independent effect so that if a particular action or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or such condition exists.

       11N.        Severability.   Any  provision  of   this
Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      11O.       Governing  Law,  Jurisdiction;  Consent  to
Service of Process. (1) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal law of the State of Illinois; (2) Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any Illinois State court or Federal court of the United States of America sitting in the Northern District of Illinois, and any appellate court of any of the foregoing, in any action or proceeding arising out of or relating to this Agreement or the Notes or for recognition or enforcement of any judgment entered in any such action or proceeding, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Illinois State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agree that any summons, complaint or other process with respect to any proceeding initiated in any such court may be made by any means permitted by Illinois law or federal law. Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto otherwise may have to bring any action or proceeding relating to this Agreement or the Notes against any other party hereto in the courts of any jurisdiction; (3) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Notes in any Illinois State or Federal court of the United States of America sitting in the Northern District of Illinois. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;
(4) Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any manner permitted by law.

     11P. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

       11Q.          Binding Agreement.  When this Agreement
is executed and delivered by the Co-Issuers and Prudential, it shall become a binding agreement between the Co-Issuers and Prudential. This Agreement shall also inure to the benefit of each other Purchaser which shall have executed and delivered a Confirmation of Acceptance, and each such other Purchaser shall be bound by this Agreement to the extent provided in such Confirmation of Acceptance.

     12.       JOINT AND SEVERAL OBLIGATIONS.

      12.1 Nature of Obligations. The obligations of the Co-Issuers under this Agreement, the Series B Notes, any other Notes executed by the Co-Issuers hereunder are joint and several primary obligations of each Co-Issuer regardless of which Co-Issuer actually receives the proceeds of any Notes or the manner in which Prudential, any Purchaser or Transferee accounts for such Notes on its books and records.

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      12.2      Failure of any Co-Issuer to Perform.  In the
event either Co-Issuer fails to make full and punctual payment of any obligation due hereunder, the other Co-Issuer shall forthwith on demand by the Required Holder(s) pay the entire amount not so paid at the place and in the currency and otherwise in the manner specified in this Agreement or any other applicable agreement or instrument delivered in connection herewith.

      12.3.          Additional Undertaking.  As a separate,
additional   and   continuing  obligation,  each   Co-Issuer
unconditionally and irrevocably undertakes and agrees for the benefit of the holders from time to time of the Notes that, should any amounts not be recoverable from the other Co-Issuer under paragraph 12.2 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement, any Note or other agreement delivered in connection herewith being or becoming void, unenforceable,
or   otherwise  invalid  under  any  applicable  law)  then,
notwithstanding any notice or knowledge thereof by any holder of any Note or any other Person, at any time, such Co-Issuer as sole, original and independent obligor, upon demand by the Required Holder(s), will make payment to the applicable holders of the Notes, of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in this Agreement or any other applicable agreement or instrument delivered in connection herewith.

      12.4 Joint and Several Obligations Unconditional, etc. The obligations of each Co-Issuer under this Agreement shall be unconditional and absolute and, without limiting the generality of the foregoing shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

               (i)  any extension, renewal, settlement,
          compromise, waiver or release in respect of any obligation of the Co-Issuers under any agreement or instrument, by operation of law or otherwise;

                (ii)  any modification, restatement  or
          amendment of or supplement to this Agreement,
          any   Note,   or   any  other  agreement   or
          instrument evidencing or relating to any obligation of the Co-Issuers;

               (iii)     any release, non-perfection or
          invalidity of any direct or indirect security for any obligation of the Co-Issuers under any agreement or instrument evidencing or relating to any such obligation;

                 (iv)   any  change  in  the  corporate
          existence, structure or ownership of any  Co-
          Issuer  or Subsidiary of the Company  or  any
          insolvency,  bankruptcy,  reorganization   or
          other similar proceeding affecting either Co-
          Issuer or Subsidiary of the Company or its assets or any resulting release or discharge of any obligation contained in any agreement or instrument evidencing or relating to any obligation of the Co-Issuers;

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               (v)  the existence of any claim, set-off
          or  other  rights which either Co-Issuer  may
          have at any time against the other Co-Issuer,
          any  holder of any Note, or any other Person,
          whether   in  connection  herewith   or   any
          unrelated transactions;

                (vi) any invalidity or unenforceability
          relating  to or against either Co-Issuer  for
          any  reason  of  any agreement or  instrument
          evidencing  or relating to any obligation  of
          the   Co-Issuers,   or   any   provision   of
          applicable law or regulation purporting to prohibit the payment by either Co-Issuer of any obligation of the Co-Issuers; or

                (vii)     any other act or omission  to
          act,  or  delay  of any kind  by  either  Co-
          Issuer,  any holder of any Note or any  other
          Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Co-Issuer's obligations under this paragraph or the other provisions of this Agreement and the documents delivered in connection herewith.

      12.5 Co-Issuer's Obligations to Remain in Effect; Restoration. Each Co-Issuer's obligations under this paragraph and the other provisions of this Agreement and the documents delivered in connection herewith shall remain in full force and effect until the principal of and interest on the Notes and other obligations hereunder (including, without limitation, the Yield-Maintenance Amount, if any), and all other amounts payable by the Co-Issuers, under this Agreement or any other agreement or instrument evidencing or relating to any of the obligations of the Co-Issuers, shall have been paid in full. If at any time any payment of any of the obligations of Co-Issuer in respect of any obligations hereunder is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of a Co-Issuer, the Co-Issuers' obligations under this paragraph and the other provisions of this Agreement and the documents delivered in connection herewith with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

      12.6 Waiver of Acceptance, etc. Each Co-Issuer irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that any time any action be taken by any Person against the other Co-Issuer or any other Person, or against any collateral or guaranty of any other Person.

      12.7 Subrogation. Until the indefeasible payment in full of all of the Co-Issuer's obligations to the holders of the Notes, no Co-Issuer shall have any rights, by operation of law or otherwise, upon making any payment under this paragraph 12 or the other provisions of this Agreement or the documents delivered in connection herewith to be subrogated to the rights of the payee against the other Co-Issuer with respect to such payment or otherwise to be reimbursed, indemnified or exonerated by the other Co-Issuer in respect thereof.

       12.8 Effect of Stay. In the event that acceleration of the time for payment of any amount payable by either Co-Issuer with respect to any of the Co-Issuers' obligations is stayed upon insolvency, bankruptcy or reorganization of the other Co-Issuer, all such amounts otherwise subject to acceleration under the terms of any applicable agreement or instrument evidencing or relating to any such obligation shall nonetheless be payable by the other Co-Issuer under this paragraph 12 and the other provisions of this Agreement and the documents delivered in connection herewith forthwith on demand by the Required Holder(s).

                              Very truly yours,

                              CEDAR FAIR, L.P.,
                                 as a Co-Issuer

                              By: CEDAR FAIR MANAGEMENT COMPANY,
                                   Managing General Partner

                              By: /s/ Bruce A. Jackson
                                      Bruce A. Jackson
                                    Vice President & Chief
                                     Financial Officer

                              KNOTT'S BERRY FARM,
                                 as a Co-Issuer

                              By:  Magnum Management Corporation
                                   one of its general partners

                              By: /s/ Bruce A. Jackson
                                      Bruce A. Jackson
                                    Vice President & Chief
                                     Financial Officer

The foregoing Agreement is hereby accepted as of the date first above written.

THE PRUDENTIAL INSURANCE COMPANY
  OF AMERICA

By: /s/ P. Scott von Fischer
Title: Vice President


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